The Hallwood Group Incorporated

3710 Rawlins, Suite 1500 • Dallas, Texas 75219 • 214/528-5588 • Fax: 214/522-9254

FOR IMMEDIATE RELEASE	EXHIBIT 99.1

Contact:	Mary Doyle

Vice President
Investor Relations
(800) 225-0135
(214) 528-5588

HALLWOOD GROUP ANNOUNCES REDEMPTION OF
ITS 10% COLLATERALIZED SUBORDINATED DEBENTURES

Dallas, Texas, August 19, 2004 The Hallwood Group Incorporated (AMEX-HWG) announced today that it has called its 10% Collateralized Subordinated Debentures due July 31, 2005 (NYSE:HWG10G05) (CUSIP No. 406364AH2), for redemption. Under the terms of the indenture, debenture holders will be paid 100% of the principal amount of the debentures they hold, plus interest accrued on the debentures through the redemption date of September 30, 2004. For further information, bondholders may contact US Bank Bondholder Services, the paying agent for the redemption, at 1-800-934-6802.

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